                    As filed with the Securities and Exchange
                          Commission on June 19, 1996.

                           Registration No. 33-
                                               -----------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------


                            SUPREMA SPECIALTIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

          New York                                       11-2662625
- ----------------------------------         ------------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

50 East 35th Street, Paterson, New Jersey                         07543
- -----------------------------------------                       ----------
(Address of principal executive offices)                        (Zip Code)

                             1991 Stock Option Plan
- -------------------------------------------------------------------------------
                            (Full title of the plan)

     Mr. Mark Cocchiola, Chief Executive Officer, Suprema Specialties, Inc.
                510 East 35th Street, Paterson, New Jersey 07543
- -------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (201) 684-2900
                                 --------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                            Barry S. Rutcofsky, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        Maximum       Maximum
                                        Offering      Aggregate     Amount of
Title of Securities   Amount to         Price Per     Offering      Registra-
to be Registered      be Registered     Share(1)      Price(1)      tion Fee
- --------------------  -------------     ---------     ----------    ----------
Common Stock, par    450,000 shares     $4.34         $1,953,000    $673.45
value $.01
per share(2)

         (1) Estimated solely for the purposes of calculating the registration fee and based (a) as to the 352,500 shares purchasable upon the exercise of options already granted under the registrant's 1991 Stock Option Plan ("Plan"), upon the average price at which such options may be exercised and (b) as to the remaining 97,500 shares issuable upon exercise of options reserved for issuance under the Plan, on the basis of the average of the high and low prices for the Registrant's Common Stock as quoted on NASDAQ on May 9, 1996.

         (2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  Item 1. Plan Information.*
                          ----------------

                  Item 2. Registrant Information and Employee
                          Plan Annual Information.*
                          ------------------------------------
         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PROSPECTUS



                            SUPREMA SPECIALTIES, INC.

                         450,000 Shares of Common Stock

                  This Prospectus relates to an offering by certain persons as selling stockholders (the "Selling Stockholders"), of up to 352,500 shares of common stock, $.01 par value (the "Common Stock") of Suprema Specialties, Inc. (the "Company") issuable upon exercise of options granted under the Company's 1991 Stock Option Plan (the "Plan"). The Common Stock is traded on the NASDAQ National Market System under the symbol "CHEZ." On May 9, 1996, the last sale price of the Common Stock as reported on NASDAQ was $5.625 per share. The Company will not receive any of the proceeds of the sale of Common Stock by the Selling Stockholders. See "Use of Proceeds" and "Selling Stockholders."

                  The Common Stock may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is June 19, 1996

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Item 1. Plan Information*
                          ----------------

                  Item 2. Registrant Information and Employee
                          Plan Annual Information.*
                          ------------------------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3. Incorporation of Documents by Reference.
                          ----------------------------------------

                  The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (1) The registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

                  (2) The registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

                  (3) The Company's Proxy Statement dated October 12, 1995;

                  (4) The registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

                  (5) The Company's Form 10-C for the event dated January 29, 1996.

                  (6) The Company's Form 8-K dated March 26, 1996.

                  (7) The description of the registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the registrant's Registration Statement filed on Form 8-A dated May 3, 1991 as filed under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

                  (6) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

                  Item 4. Description of Securities.
                          -------------------------

                  Not applicable.

                  Item 5. Interests of Named Experts and Counsel.
                          ---------------------------------------

                  Not applicable.

                  Item 6. Indemnification of Directors and Officers.
                          ------------------------------------------

                  Sections 721 through 726, inclusive, of the New York Business Corporation Law ("BCL") authorize New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors.

                  Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors' personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (ii) the declaration of dividends or other distributions or repurchase or redemption of shares in violation of the BCL; (iii) the distribution of assets after dissolution or making of loans to directors in violation of the BCL; or (iv) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled.

                  The Company's Certificate of Incorporation, as amended, provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the By-Laws of the Company provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by the Company against reasonable expenses, including attorney's fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company. The indemnification provided by the Company's By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

                  The Company's employment agreements with Messrs. Mark Cocchiola and Paul Lauriero provide that the Company shall indemnify them and hold them harmless for the consequences of all acts and decisions made by them in good faith while performing services for the Company. These agreements also require the Company to use its best efforts to obtain directors' and officers' liability insurance. The Company currently maintains directors' and officers' liability insurance.

                  Item 7. Exemption from Registration Claimed.
                          ------------------------------------

                  Not applicable.

                  Item 8. Exhibits.
                          ---------

                  Exhibit No.               Description
                  -----------               ------------
                  4.1 1991 Stock Option Plan of the registrant (the "Plan"), incorporated by reference to Exhibit 10.1 filed with the registrant's Registration Statement on Form S-18, (file no. 33-39076-NY), as amended.

                  4.4 Certificate of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

                  4.5 By-laws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-18 (file no. 33-39076-NY).

                  5             Opinion of Tenzer Greenblatt LLP

                  23.1          Consent of Deloitte & Touche, LLP

                  23.2          Consent of BDO Seidman LLP

                  23.3          Consent of Tenzer Greenblatt LLP
                                (included in Exhibit 5)

                  24.1 Powers of Attorney (included on Page II-5 of this Registration Statement)

                  Item 9. Undertakings.
                          -------------

                  (a) The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      provided, however, that paragraphs (a)(1)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paterson, State of New Jersey on June 19, 1996.

                            SUPREMA SPECIALTIES, INC.


                         By: /s/ Mark Cocchiola
                            -------------------------
                            Mark Cocchiola, President


                  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mark Cocchiola and Paul Lauriero or either of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement of Suprema Specialties, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                             Date
- ---------                  -----                             ----

/s/ Mark Cocchiola
- --------------------       Chairman of the Board,            June 19, 1996
Mark Cocchiola             President and Chief
                           Executive Officer
                           (Principal Executive
                           Officer)
/s/ Paul Lauriero
- --------------------       Executive Vice President          June 19, 1996
Paul Lauriero

/s/ Steve Venechanos
- --------------------       Vice President-Finance            June 19, 1996
Steve Venechanos           (Principal Financial
                           Officer)
/s/ Marko Cocchiola
- --------------------       Director                          June 19, 1996
Marco Cocchiola

/s/ Rudolph Acosta, Jr.
- -----------------------    Director                          June 19, 1996
Rudolph Acosta, Jr.


- ---------------------      Director                          June   , 1996
Paul DeSocio

/s/ Michael Golden
- ---------------------      Director                          June 19, 1996
Michael Golden